Exhibit 99.1
Novocure Reports Second Quarter 2024 Financial Results

Quarterly net revenues of $150 million, up 19% year-over-year, with 3,963 active patients on therapy as of June 30, 2024

Positive results from Phase 3 METIS trial in brain metastases from non-small cell lung cancer presented at ASCO 2024

Root, Switzerland – Novocure (NASDAQ: NVCR) today reported financial results for the quarter ended June 30, 2024. Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer by developing and commercializing its innovative therapy, Tumor Treating Fields (TTFields).

“The second quarter was a period of consistent execution at Novocure,” said Asaf Danziger, Novocure’s Chief Executive Officer. “We began the year with three key objectives – grow our commercial business in glioblastoma, launch our next indication in non-small cell lung cancer, and deliver on the promise of our clinical and product development pipeline. I am pleased to share we have made significant progress on all fronts this quarter.”“The second quarter was a period of consistent execution at Novocure,” said Asaf Danziger, Novocure’s Chief Executive Officer. “We began the year with three key objectives – grow our commercial business in glioblastoma, launch our next indication in non-small cell lung cancer, and deliver on the promise of our clinical and product development pipelines. I am pleased to share we have made significant progress on all fronts this quarter.”

Financial updates for the second quarter ended June 30, 2024:
•Total net revenues for the quarter were $150.4 million, an increase of 19% compared to the same period in 2023. This increase is primarily driven by our successful launch in France and improved U.S. approval rates.
◦The United States, Germany, France and Japan contributed $95.7 million, $15.1 million, $14.3 million and $7.7 million, respectively, with other active markets contributing $11.8 million.
◦Revenue in Greater China from Novocure’s partnership with Zai Lab totaled $5.8 million.
◦Improved approval rates in the U.S. resulted in $5.0 million of increased net revenue from prior period claims during the quarter. In addition, we received $2.6 million in net revenues from a private payer in the United Kingdom where payments are not routine. We do not expect these two benefits, totaling $7.6 million, to recur.
•Gross margin for the quarter was 77%.
•Research, development and clinical studies expenses for the quarter were $55.0 million, a decrease of 1% from the same period in 2023.
•Sales and marketing expenses for the quarter were $56.6 million, a decrease of 3% compared to the same period in 2023. This primarily reflects lower personnel expenses associated with support functions.

Exhibit 99.1
•General and administrative expenses for the quarter were $37.7 million, a decrease of 8% compared to the same period in 2023. This primarily reflects lower personnel expenses.
•Net loss for the quarter was $33.4 million with loss per share of $0.31.
•Adjusted EBITDA* for the quarter was $1.1 million.
•Cash, cash equivalents and short-term investments were $951.2 million as of June 30, 2024.
Operational updates for the second quarter ended June 30, 2024:
•1,634 prescriptions were received in the quarter, an increase of 5% compared to the same period in 2023. Prescriptions from the United States, Germany, France and Japan contributed 957, 206, 176 and 108 prescriptions, respectively, with the remaining 187 prescriptions received in other active markets.
•As of June 30, 2024, there were 3,963 active patients on therapy. Active patients from the United States, Germany, France and Japan contributed 2,175, 538, 369 and 403 active patients, respectively, with the remaining 478 active patients contributed by other active markets.

Quarterly updates and achievements:
•In June, we presented positive results from the phase 3 METIS trial, evaluating the use of TTFields therapy and supportive care for the treatment of patients with brain metastases from non-small cell lung cancer (NSCLC) following stereotactic radiosurgery at the 2024 American Society of Clinical Oncology (ASCO) annual meeting. The METIS trial met its primary endpoint, demonstrating a statistically significant improvement in time to intracranial progression for adult patients treated with TTFields therapy and supportive care compared to patients treated with supportive care alone.
•In June, we presented top-line results from the prospective, non-interventional TIGER study at the 2024 ASCO annual meeting. TIGER investigated the use of TTFields therapy in routine clinical use in the treatment of newly diagnosed GBM in Germany. The outcomes observed in the TIGER study are consistent with the survival and safety results from our phase 3 EF-14 clinical trial. TTFields therapy use was not associated with an increase in systemic toxicity and was well tolerated.

Anticipated clinical milestones:
•Top-line data from phase 3 PANOVA-3 clinical trial in locally advanced pancreatic cancer (H2 2024)

Conference call details
Novocure will host a conference call and webcast to discuss second quarter 2024 financial results at 8:00 a.m. EDT today, Thursday, July 25, 2024. To access the conference call by phone, use the following conference call registration link and dial-in details will be provided. To access the webcast, use the following webcast registration link.

Exhibit 99.1
The webcast, earnings slides presented during the webcast and the corporate presentation can be accessed live from the Investor Relations page of Novocure’s website, www.novocure.com/investor-relations, and will be available for at least 14 days following the call. Novocure has used, and intends to continue to use, its investor relations website, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma, malignant pleural mesothelioma and pleural mesothelioma. Novocure has ongoing or completed clinical trials investigating Tumor Treating Fields in brain metastases, gastric cancer, glioblastoma, liver cancer, non-small cell lung cancer, pancreatic cancer and ovarian cancer.

Headquartered in Root, Switzerland and with a growing global footprint, Novocure has regional operating centers in Portsmouth, New Hampshire and Tokyo, as well as a research center in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and Twitter.

*Non-GAAP Financial Measurements
We measure our performance based upon a non-U.S. GAAP measurement of earnings before interest, taxes, depreciation, amortization and shared-based compensation ("Adjusted EBITDA"). We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because it helps investors compare the results of our operations from period to period by removing the impact of earnings attributable to our capital structure, tax rate and material non-cash items, specifically share-based compensation.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on

Exhibit 99.1
Form 10-K filed on February 22, 2024, and subsequent filings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Exhibit 99.1

NOVOCURE LIMITED AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. dollars in thousands (except share and per share data)
	Three months ended June 30,		Six months ended June 30,		Year ended December 31,
	2024	2023	2024	2023	2023
	Unaudited		Unaudited		Audited
Net revenues	$150,356	$126,051	$288,859	$248,233	$509,338
Cost of revenues	34,654	34,018	68,343	63,632	128,280
Gross profit	115,702	92,033	220,516	184,601	381,058

Operating costs and expenses:
Research, development and clinical studies	54,955	55,427	106,553	115,131	223,062
Sales and marketing	56,616	58,488	111,822	109,657	226,809
General and administrative	37,711	40,778	77,241	82,722	164,057
Total operating costs and expenses	149,282	154,693	295,616	307,510	613,928

Operating income (loss)	(33,580)	(62,660)	(75,100)	(122,909)	(232,870)
Financial income (expenses), net	10,851	8,756	20,729	17,925	41,130

Income (loss) before income tax	(22,729)	(53,904)	(54,371)	(104,984)	(191,740)
Income tax	10,646	3,514	17,764	5,495	15,303
Net income (loss)	$(33,375)	$(57,418)	$(72,135)	$(110,479)	$(207,043)

Basic and diluted net income (loss) per ordinary share	$(0.31)	$(0.54)	$(0.67)	$(1.04)	$(1.95)
Weighted average number of ordinary shares used in computing basic and diluted net income (loss) per share	107,700,284	106,289,073	107,483,241	105,979,791	106,391,178

Exhibit 99.1
Consolidated Balance Sheets
USD in thousands (except share data)

NOVOCURE LIMITED AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands (except share data)
	June 30, 2024	December 31, 2023
	Unaudited	Audited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$164,796	$240,821
Short-term investments	786,390	669,795
Restricted cash	3,647	1,743
Trade receivables, net	64,703	61,221
Receivables and prepaid expenses	32,858	22,677
Inventories	40,442	38,152
Total current assets	1,092,836	1,034,409
LONG-TERM ASSETS:
Property and equipment, net	66,477	51,479
Field equipment, net	11,719	11,384
Right-of-use assets	29,076	34,835
Other long-term assets	12,062	14,022
Total long-term assets	119,334	111,720
TOTAL ASSETS	$1,212,170	$1,146,129

Exhibit 99.1
Consolidated Balance Sheets
USD in thousands (except share data)

	June 30, 2024	December 31, 2023
	Unaudited	Audited
The accompanying notes are an integral part of these unaudited consolidated financial statements.
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade payables	$90,171	$94,391
Other payables, lease liabilities and accrued expenses	79,007	84,724
Total current liabilities	169,178	179,115
LONG-TERM LIABILITIES:
Convertible note	556,508	568,822
Senior secured credit facility, net	96,962	—
Long-term leases	21,731	27,420
Employee benefit liabilities	6,023	8,258
Other long-term liabilities	18	18
Total long-term liabilities	681,242	604,518
TOTAL LIABILITIES	850,420	783,633
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Share capital -
Ordinary shares no par value, unlimited shares authorized; issued and outstanding: 108,013,830 shares and 107,075,754 shares at June 30, 2024 (unaudited) and December 31, 2023, respectively	—	—
Additional paid-in capital	1,422,903	1,353,468
Accumulated other comprehensive income (loss)	(3,515)	(5,469)
Retained earnings (accumulated deficit)	(1,057,638)	(985,503)
TOTAL SHAREHOLDERS' EQUITY	361,750	362,496
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,212,170	$1,146,129

Exhibit 99.1
Non-U.S. GAAP financial measures reconciliation
USD in thousands

	Three months ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
Net income (loss)	$(33,375)	$(57,418)	(42)%	$(72,135)	$(110,479)	(35)%
Add: Income tax	10,646	3,514	203%	17,764	5,495	223%
Add: Financial expenses (income), net	(10,851)	(8,756)	24%	(20,729)	(17,925)	16%
Add: Depreciation and amortization	2,858	2,721	5%	5,673	5,443	4%
EBITDA	$(30,722)	$(59,939)	(49)%	$(69,427)	$(117,466)	(41)%
Add: Share-based compensation	31,830	32,740	(3)%	65,914	71,824	(8)%
Adjusted EBITDA	$1,108	$(27,199)	(104)%	$(3,513)	$(45,642)	(92)%

Investors & Media:
Ingrid Goldberg
investorinfo@novocure.com
media@novocure.com